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                                                                    EXHIBIT 11.1

                                 COMPURAD, INC.
          STATEMENT REGARDING COMPUTATION OF NET LOSS PER COMMON SHARE


                                             Year Ended December 31
                                            ------------------------
                                               1996        1995
                                            ------------------------
       Net loss                              $ (624,552) $ (792,513)
                                            ========================

       Weighted Average common
         shares outstanding                   2,602,489   1,443,662

       Common stock equivalents
         pursuant to
         SAB No. 83; Stock and
         options issued
         within one year of
         initial filing                         318,467     636,933

       Weighted average common
         shares and common share
         equivalents outstanding            -----------------------
         during the period                    2,920,956   2,080,595
                                            ========================
       Net loss per common share             $    (0.21) $    (0.38)
                                            ========================